EXHIBIT NO. 99.(a) 28

MFS SERIES TRUST XII

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF SERIES

 Pursuant to Section 9.2(b) of the Declaration of Trust dated June 29, 2005, as amended (the “Declaration”), of MFS Series Trust XII, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Lifetime 2025 Fund, a series of the Trust, has been terminated.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of June 30, 2026 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

/s/STEVEN E. BULLER Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/CLARENCE OTIS, JR. Clarence Otis, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/JOHN A. CAROSELLI John A. Caroselli c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/MICHAEL W. ROBERGE Michael W. Roberge c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/MAUREEN R. GOLDFARB Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/MARYANNE L. ROEPKE Maryanne L. Roepke c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/PETER D. JONES Peter D. Jones c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/PAULA E. SMITH Paula E. Smith c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/JOHN P. KAVANAUGH John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	/s/DARRELL A. WILLIAMS Darrell A. Williams c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
/s/JAMES W. KILMAN, JR. James W. Kilman, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199